As filed with the Securities and Exchange Commission on January 2, 2014.
Registration No. 33-80808

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________
POST-EFFECTIVE  AMENDMENT NO. 1 TO THE
FORM S-4
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
_____________

PROVIDENT COMMUNITY BANCSHARES, INC.
(formerly Union Financial Bancshares, Inc.)
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6035 (Primary Standard Industrial Classification Code Number)	57-1001177 (I.R.S. Employer Identification Number)

2700 Celanese Road
Rock Hill, South Carolina 29732
(803) 325-9400
 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dwight V. Neese
President and Chief Executive Officer
2700 Celanese Road
Rock Hill, South Carolina 29732
(803) 325-9400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Aaron M. Kaslow, Esq Scott A. Brown, Esq. Kilpatrick Townsend & Stockton LLP 607 14th Street, NW, Suite 900 Washington, DC 20005 (202) 508-5800 Facsimile: (202) 204-5600

Exchange offer concluded on November 9, 1994.

EXPLANATORY NOTE

This Post-Effective Amendment relates to the following registration statement (the “Registration Statement”) filed with the Securities and Exchange Commission on June 29, 1994 by Union Financial Bancshares, Inc., now known as Provident Community Bancshares, Inc., a Delaware corporation (the “Registrant”):

Registration Statement on Form S-4, File No. 33-80808, registering 430,533 shares of common stock, par value $0.01 per share (“Common Stock), for issuance in connection with the reorganization into the holding company structure pursuant to the terms of the Proxy Statement/Prospectus, dated July 26, 1994 (the “Proxy Statement/Prospectus”).

This Post-Effective Amendment No. 1 is filed to deregister shares of Common Stock heretofore registered and offered pursuant to the terms of the Proxy Statement/Prospectus.  The remaining shares registered pursuant to the Registration Statement have been issued in accordance with the Proxy Statement/Prospectus as described therein.

The Registrant has determined that no further shares will be offered, sold, issued and/or exchanged pursuant to the Proxy Statement/Prospectus.  The Registrant therefore requests deregistration of the unissued shares of Common Stock pursuant to the Registration Statement as soon as it practicable after the filing of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of South Carolina in the City of Rock Hill, on this 2nd day of January, 2014.

PROVIDENT COMMUNITY BANCSHARES, INC.

January 2, 2014	By:	/s/ Dwight V. Neese
Dwight V. Neese
President and Chief Executive Officer